Exhibit 23.2

                         Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Capital One Financial Corporation for the registration of 257,201 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 2001, except for Note E as to which the date is February 6, 2001, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

                                            May 22, 2001
                                            McLean, Virginia